UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2014 (April 2, 2014)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue

Madison, NJ 07940

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 2, 2014, Realogy Holdings Corp. (the “Company”), Realogy Group LLC (“Realogy Group”), a Delaware limited liability company and the Company’s indirect, wholly-owned subsidiary, Realogy Co-Issuer Corp. (the “Co-Issuer” and, together with Realogy Group, the “Issuers”), a Florida corporation and the Company’s indirect, wholly-owned subsidiary, and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named in Schedule A thereto, relating to the sale by the Issuers of $450 million aggregate principal amount of the Issuers’ 4.500% senior notes due 2019 at an issue price of 100% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes will be guaranteed on an unsecured senior basis by each of Realogy Group’s domestic subsidiaries (other than the Co-Issuer) that is a guarantor under its senior secured credit facility. The Notes will also be guaranteed by the Company on an unsecured senior subordinated basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facility and its outstanding senior secured notes, to the extent of the value of the assets securing such debt. Subject to customary closing conditions, the sale of the Notes is expected to close on or about April 7, 2014.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuers and the guarantors have agreed with the initial purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the representative of the initial purchasers.

The Company intends to use a portion of the $444 million of net proceeds from the offering of the Notes to repurchase approximately $354 million of the Issuers’ 7.875% Senior Secured Notes due 2019, and to pay related premiums of $33 million as well as related fees and expenses, concurrent with the closing of the offering. The Company intends to use the remaining net proceeds from the offering of the Notes for working capital and general corporate purposes. The Company may also use such proceeds to repay existing secured notes from time to time, through either tender offers, redemptions, purchases in privately negotiated transactions, open market purchases, or a combination thereof, and to pay the fees and expenses related thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued April 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Group LLC

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: April 2, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued April 2, 2014.